Exhibit 1.01

Adient plc
Conflict Minerals Report
For the Calendar Year Ended December 31, 2021

I. Background

The Securities and Exchange Commission (the “SEC”), through Section 13(p) of the Securities Exchange Act of 1934, imposes reporting requirements (the “Rule”) on SEC issuers concerning the use of Conflict Minerals and the metals derived from such minerals, as described below, that originate in the Democratic Republic of the Congo (the “DRC”) or the adjoining countries (collectively, the “Covered Countries”).

The term “Conflict Mineral” is defined to include cassiterite, columbite-tantalite, gold, and wolframite and their derivatives, including tantalum, tin and tungsten ("3TG”) regardless of their source.

This is the Conflict Minerals Report (“Report”) of Adient plc (“Adient”) for reporting year (“RY”) 2021 and covers all activities conducted for the calendar year ended December 31, 2021.

II. Adient Overview

Adient is one of the world’s largest automotive seating suppliers and has relationships with the largest global auto manufacturers. Adient designs, manufactures and markets a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport and crossover utility vehicles. Adient’s proprietary technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, and trim covers.

Adient operates 208 wholly-owned and majority-owned manufacturing or assembly facilities in 33 countries, and employs approximately 75,000 employees worldwide. Its products are incorporated into more than 20 million vehicles each year.

As used in this Report, and except where the context otherwise requires, the terms “we” and “our” refer to Adient and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

III. Product Overview

As noted above, our products include complete seating systems, frames, mechanisms, foam, head restraints, armrests, and trim covers.

IV. Supply Chain Description

Adient is committed to the responsible sourcing of Conflict Minerals and is a member of the Responsible Minerals Initiative (“RMI”). RMI was founded by members of the Responsible Business Alliance (“RBA”). Adient encourages its suppliers to conduct conflict-free sourcing from RMI certified smelters.

As a large multinational company, Adient has a complex, multi-tiered supply chain. The products that Adient manufactures are typically highly engineered, complex, and contain thousands of parts sourced from a vast network of globally dispersed suppliers.

As a downstream consumer with many tiers in its supply chain, Adient generally does not have a direct relationship with smelters and refiners. In most instances, Adient obtains products containing 3TG from unrelated third-party suppliers with their own independent supply chains. Accordingly, Adient must rely on its first-tier suppliers to provide information regarding the origin of any Conflict Minerals contained in the components and parts they supply to Adient.

V. Reasonable Country of Origin Inquiry (“RCOI”)

A.Process Summary

Adient designed and implemented a compliance framework that follows the process steps set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected Areas and High-Risk Areas (“OECD Guidance”) issued by the Organization for Economic Co-operation and Development (“OECD”).

Due to the complexity of Adient’s supply chain, Adient relied on its first-tier suppliers to provide information on the origin of Conflict Minerals potentially present in components and parts supplied to Adient. In addition, Adient sent the RMI Conflict Minerals Reporting Template (the “CMRT”) to these suppliers to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Adient elected to use the unaltered CMRT and a survey tool to facilitate its RCOI. The questions on the CMRT include, but are not limited to, the use of Conflict Minerals and their necessity to product functionality or production, the origin of such Conflict Minerals, and whether smelters have been validated as compliant in accordance with the RMI. Adient communicated with In-Scope Suppliers (as defined below), notifying them of the RCOI and Adient’s expectations, and also provided such suppliers with instructions to assist with the completion of the CMRT.

In addition to the RCOI efforts described above, Adient undertook the following measures to determine the mine or country of origin of any Conflict Minerals:

■As part of its global scoping exercise, Adient considered the following supply base categories as the relevant universe for RCOI purposes: manufactured products, products contracted to be manufactured, and spare parts. Identification of suppliers that were subject to the RCOI (“In-Scope Suppliers”) was closely linked not only to the presence of 3TG in the products but also to contractual agreements to determine the amount of influence that Adient has on In-Scope Suppliers regarding the sourcing decisions taken in the supply chain.
■Adient then assigned a risk level of “High,” “Low” or “None” based on the likelihood of the presence of Conflict Minerals in each component to each In-Scope Supplier as result of the joint effort between our Procurement and Engineering Departments. Suppliers providing components with risk rankings of High and Low were considered in-scope for RCOI procedures. The risk level is used during escalation activities for non-responding suppliers to prioritize activities by the Procurement Department.
■Adient required each In-Scope Supplier to provide information regarding the use of Conflict Minerals from their suppliers, who, in turn, were expected to solicit that information from their next tier of suppliers. The Conflict Minerals Supplier Letter that was sent to each In-Scope Supplier can be found on Adient’s website at: https://www.adient.com/suppliers/corporate-responsibility.
■In addition to the online training course available on https://www.adient.com/suppliers/corporate-responsibility, Adient provided support to its suppliers during the RY, including explanations regarding the relevant requirements of the Rule and their obligations under the Rule, and reiterated Adient’s expectation that suppliers cooperate to support Adient’s compliance efforts. Refer to “Supplier Engagement and Training” below for more information.
■The responses received from the In-Scope Suppliers about the country of origin of any Conflict Minerals necessary for product functionality or production of products supplied to Adient were reviewed for accuracy and completeness, and, if necessary, were flagged for additional follow-up and/or due diligence.

■In-Scope Suppliers who sent incomplete or inconsistent responses were asked to review their responses and resubmit their surveys.
■Adient documented its escalation process for In-Scope Suppliers in 2021 to include additional process steps. The new process includes:
▪a revised timeline for following up on information requests from non-responsive suppliers;
▪a new escalation process for suppliers reporting smelters of concern; and
▪a process for evaluating and addressing suppliers with potential economic sanctions and embargo issues.

Consistent with the additional steps outlined above, Adient continued to work with particular attention on suppliers that reported sourcing from Russian smelters that could potentially be subject to U.S. economic sanctions programs. Adient strictly prohibits sourcing from any sanctioned countries or parties, and the CMRTs identifying such smelters included smelters that were not present in Adient’s own supply chain. Nonetheless, Adient undertook a review process to request additional information from suppliers, evaluate potential exposure to sanctioned smelters, and better understand its suppliers’ supply chains. Suppliers responding to Adient’s information requests consistently indicated that they were unable to determine whether they sourced products indirectly from such smelters given the complex, multi-layered, and highly-attenuated nature of their supply chains.

B.RCOI Results

Adient determined there were 1091 In-Scope Suppliers for calendar year 2021. Adient sent communications to its In-Scope Suppliers notifying them of the RCOI and received delivery confirmation receipts from 94% of those In-Scope Suppliers.

The overall response rate among the In-Scope Suppliers surveyed was 66%, including 670 responses that were received and accepted (representing 65% of the suppliers who confirmed receipt of the survey). Adient considers a response as received and accepted when a completed CMRT has been returned to Adient and the CMRT has been validated as accurate by its compliance specialists. Below are the results of the RCOI survey:

RCOI Survey Results
No 3TG	67%
Acknowledged 3TG Sourced from the Covered Countries	5%
Acknowledged 3TG Not Sourced from the Covered Countries	5%
3TG Origin Uncertain or Unknown	23%

C.Improvement Measures to be Taken

Although Adient experienced an increased response rate of 66% for in-Scope Suppliers in RY 2021, there is still room for improvement. Consistent with its internal Environmental, Sustainability, and Governance (“ESG”) strategies and initiatives, Adient recently launched a new Request for Proposals (“RFP”) process for a comprehensive supplier management tool that would facilitate the evaluation of Tier I suppliers’ own ESG data – including data related to conflict minerals and so-called “critical minerals.” Depending on the available resources, Adient eventually plans to rate suppliers according to their overall sustainability performance and sourcing practices. Adient anticipates that these steps will positively impact supplier response rates in the future.

VI. Conflict Minerals Due Diligence

A.Compliance Framework

i.Framework Design and Overview

Adient designed and implemented a compliance framework that conforms to the primary principles of the OECD Guidance, which is the internationally recognized due diligence framework developed by the OECD. Our compliance framework includes elements drawn from those principles and the corresponding supplements for each of the four conflict minerals. These include: 1) establishing strong company management systems; 2) identifying and assessing risk in the supply chain; 3) designing and implementing a strategy to respond to identified risks; 4) carrying out an independent third-party audit of smelters’/refiners’ due diligence practices; and 5) reporting annually on supply chain due diligence. We described each of these elements further below.

ii.Establish Strong Company Management Systems

Conflict Minerals Policy

Adient is committed to the responsible sourcing of Conflict Minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries. Our Conflict Minerals Policy Statement expresses that we continue to promote and encourage suppliers to conduct conflict-free sourcing from the Covered Countries, and to use responsible sourcing practices. We expect our suppliers to conduct due diligence on their respective supply chains and to assist us with our compliance efforts. To the extent that a supplier refuses to cooperate with our compliance efforts or does not conduct conflict-free sourcing from the Covered Countries, we may reconsider our supply arrangement and/or implement remedies available to us. Our Conflict Minerals Policy Statement is publicly available on Adient’s website at:
https://www.adient.com/wp-content/uploads/2021/11/AdientConflictMineralsPolicyStatement2021.pdf.

Internal Management System

Adient maintains an internal management system where senior management with the necessary expertise, knowledge, and experience oversee the RCOI and due diligence process. These managers continuously seek new ways to evaluate and address potential risk in our supply chain process through initiatives that often involve stakeholder engagement or consultation with outside experts.

Adient also maintains a Conflict Minerals Executive Steering Committee (“Steering Committee”) comprised of leaders from the company’s Procurement, Legal, Engineering, Communications and Finance Departments. The Steering Committee oversees and supports Adient’s Conflict Minerals compliance program. The Steering Committee meets to develop and monitor plans to comply with the reporting requirements of the Rule.

This Report was also shared with Adient’s Disclosure Committee, which is comprised of Adient’s Chief Executive Officer; Chief Financial Officer; Chief Legal and Human Resources Officer; Chief Accounting Officer; Vice President and General Counsel, Commercial Transactions; Vice President, Finance; Vice President, Tax; Vice President, Internal Audit; Vice President, Investor Relations, Treasury and Communications; Vice Presidents and Executive Directors, Regional Finance; and Vice President, Global Financial, Planning and Analysis.

System of Controls and Transparency

Due to the complexity of Adient’s global supply chain, Adient relies on its first-tier suppliers to provide information on the origin of Conflict Minerals potentially present in materials supplied to Adient. Adient’s RCOI and due diligence processes are designed to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Supplier Engagement and Training

Adient provides an online training for suppliers as part of the initial communication package to the In-Scope Suppliers that explains the relevant requirements of the Rule, Adient’s obligations under the Rule, and Adient’s expectation that our suppliers support our Conflict Minerals compliance efforts. The training is posted on our website at: https://www.adient.com/suppliers/corporate-responsibility. Adient encourages its suppliers to confer with its compliance team and strengthen their understanding of the Rule and our expectations. Adient also provides additional training to suppliers on request.

Adient also provides the In-Scope Suppliers with instructions for responding to the survey, and our compliance specialists have scripts to help explain our requests and the reason behind the requests. Communications sent to suppliers also contain reference links to the Rule and additional guidance from the SEC, Automotive Industry Action Group (“AIAG”), RMI, and OECD. To help suppliers identify and address smelters of concern, Adient provides links to other non-governmental organization (“NGO”) resources such as Global Witness or Amnesty International for smelter information.

Adient publicly shares its position on responsible sourcing of Conflict Minerals through its Conflict Minerals Policy Statement. Where appropriate, Adient also includes a Conflict Minerals compliance provision when it renews or enters into new agreements with suppliers. The provision requires suppliers to conduct and document inquiries of smelters and refiners of any Conflict Minerals incorporated into the products supplied to Adient, including inquiries into the country of origin. Adient’s Global Supplier Standards Manual further reflects and reinforces these expectations.

Internal Training

Adient maintains a web-based training module designed specifically for employees within its Sales, Procurement and Engineering Departments. This training educates employees about the relevant requirements of the Rule, Adient’s obligations under the Rule, and the processes Adient uses to evaluate and respond to related supply chain risks. Training sessions are mandatory for new employees at Adient facilities that perform engineering and design activities related to the use of Conflict Minerals.

Records Management

Adient retains relevant Conflict Minerals documentation in accordance with its existing corporate records retention procedures.

Complaint Mechanism

Adient maintains a web- and telephone-based, 24-hour Integrity Helpline (information is available at: https://adient.ethicspoint.com/). The Integrity Helpline provides any interested party (e.g., employees, customers, suppliers, or other external third parties) with a confidential mechanism to report potential violations of the law, regulations, professional standards, and policies (including Adient’s Ethics Policy and its Conflict Minerals Policy Statement), as well as concerns regarding Adient’s supply chain. Credible reports follow Adient’s internal investigations protocol, whereby incoming reports are either investigated by Adient’s Legal Department or transferred to another responsible group inside Adient for investigation. The Legal Department monitors these internal investigations and the resolution of cases escalated through other channels.

iii.Identify and Assess Risk in the Supply Chain

Adient’s RCOI was designed to determine whether the Conflict Minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by Adient originated in the Covered Countries or were from recycled or scrap sources. Through communications with the In-Scope Suppliers, Adient attempted to identify smelters and refiners of Conflict Minerals that may be used in its products.

Adient followed-up, and continues to follow-up, with suppliers who indicated that they might be sourcing Conflict Minerals from the Covered Countries or non-certified smelters in order to exercise due diligence on the source and chain of custody of the Conflict Minerals, asking such suppliers whether they:

■provided information on all smelters and the country of origin of the Conflict Minerals;
■performed due diligence procedures for non-certified smelters; and
■were able to determine if the Conflict Minerals financed or benefited armed groups in the Covered Countries.

iv.Design and Implement a Strategy to Respond to Identified Risks

Adient has established due diligence guidelines to be followed if it identifies information indicating that a supplier may have sourced Conflict Minerals from the Covered Countries through a review of the received CMRT.

Once an In-Scope Supplier indicates that it might be sourcing Conflict Minerals from the Covered Countries, Adient initiates due diligence procedures to collect more detailed information from that supplier. This included engaging with such supplier and validating information with other reliable sources. Suppliers reporting RMI-certified smelters from the Covered Countries were generally exempt from further due diligence as long as there were no incident reports available from NGOs or other reliable sources regarding the listed smelter(s) or refiner(s).

Any findings from the due diligence procedures are discussed with Adient’s Procurement Department. Based on this information, Adient created a list of suppliers identified as using Conflict Minerals from a Covered Country as well as the indicated smelters. This list was then compared to the RMI smelter listing to verify the accuracy of the supplier responses as well as the source of the Conflict Minerals, and then shared with the responsible procurement team.

In addition to these measures, Adient engaged and actively cooperated with industry groups, including RMI and AIAG. Adient provides its smelter list to the RMI to support RMI’s risk assessments.

v.Carry Out Independent Third-Party Audit of Smelters’/Refiners’ Due Diligence Practices

Adient does not purchase raw ore or unrefined Conflict Minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries. Instead, Adient is a downstream consumer of Conflict Minerals and is many steps removed from the mining of Conflict Minerals. In order to meet its obligations under the Rule, Adient supports independent third-party audits by being a member of the RMI and relies on the RMI’s Conflict-Free Smelter Program in connection with our due diligence efforts.

This program helps Adient to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. Adient evaluates the supplier reports it receives using the RMI smelter database and then reports any unknown smelter or smelters that have not been certified to the RMI for further investigation and inclusion in the smelter certification scheme.

vi.Report Annually on Supply Chain Due Diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at: https://www.adient.com/suppliers/corporate-responsibility.

B.Due Diligence Results

i.Facilities Used to Process Necessary 3TG Originating from Covered Countries

Each of the measures described above was designed to provide Adient with information on the smelters and refiners that the In-Scope Suppliers used to process Conflict Minerals incorporated into the products they supply to Adient. As previously discussed, Adient is a downstream consumer of 3TG and generally does not have a direct relationship with smelters and refiners. Consequently, it must rely on responses from its suppliers in order to determine the facilities used to process Conflict Minerals. Much like Adient, our suppliers generally have their own highly attenuated global supply chains and do not have direct relationships with the smelters or other facilities that process Conflict Minerals.

Due to changes in the supplier CMRT evaluation process, the amount of CMRTs still in process at the end of the RY has been reduced to zero. Adient’s updated evaluation rules enabled the internal Conflict Minerals team to re-categorize CMRTs as “3TG origin uncertain or unknown’” in those instances where suppliers did not provide RCOI information for uncertified smelters on the smelter list, and in cases where supplier RCOI data appears to be incorrect.

In RY 2021, only 2 suppliers responded they were unable to provide smelter and refiner information – an amount that accounts for less than 1% of our In-Scope Suppliers. 160 suppliers (24%) reported not certified smelters and were consequently rated as “3TG uncertain or unknown”. Only 31 suppliers (5%) stated that they do not source from DRC or adjoining countries. Given this response and the low response rate for this reporting period, Adient does not know all of the countries of origin or the facilities used to process all the Conflict Minerals incorporated into its products.

Another 5% acknowledged that they sourced 3TG from one or more Covered Countries. The suppliers sourcing from the Covered Countries indicated that they only sourced from smelters that the RMI identifies as DRC conflict free, except for one supplier who reported a smelter that lost its certification during the reporting year. None of the responses acknowledged that 3TG was sourced from smelters or mines that financed or benefited armed groups, after reviewing information from NGOs and other sources.

ii.Smelter Lists (Appendix A)

As explained above, Adient compared the smelter lists provided in responses from its In-Scope Suppliers with the RMI list of compliant smelters to determine which smelters the RMI identifies as DRC conflict free. The information provided by our suppliers was used to conduct our due diligence, including assessing reports for completeness and consistency.

Appendix A includes a list of the smelters identified by our In-Scope Suppliers as part of our RCOI and due diligence efforts. A total of 363 smelters were identified by our suppliers and 260, or approximately 72%, are RMI certified. The percentage of certified smelters increased by 4% as compared to 2020. Eight smelters indicated that they were not interested in participating in a smelter registration and audit scheme. Two of these smelters were not subject to U.S. economic sanctions during the reporting year, but now appear to be owned by parties sanctioned by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) following the Russian Government’s invasion of Ukraine. Suppliers reporting these and other potentially problematic smelters in RY 2022 will be subject to an escalation process. Fifty-five smelters have not yet been contacted by the respective upstream supplier to participate in the RMI certification scheme and were not certified during the reporting year. Eleven smelters do not conform with the RMI audit scheme. Twelve smelters suppliers did not provide RCOI data but there we found no reason to believe that there was any support of armed groups. We also learned that 29 smelters ceased operations during the reporting year.

C.Risk Mitigation Measures

Adient’s current processes and procedures for mitigating Conflict Minerals supply chain risks include the following:

■Membership in the RMI, which has allowed for the comparison of all supplier responses to the RMI smelter listing to confirm the accuracy of supplier responses;
■Updating and adapting our scoping, due diligence and escalation guidelines;
■Reviewing and utilizing our internal information technology systems and tools to increase process reliability and apply best business practices; and
■Identifying other unrelated risks during the Conflict Minerals reporting process and addressing them through the responsible Adient departments.

The purpose of these processes is to encourage smelters to make responsible sourcing decisions, and to reduce the likelihood that the sale of these Conflict Minerals will benefit armed groups in the Covered Countries.

Adient is committed to promoting these same objectives by complying with the OECD Guidance and the Rule in a manner consistent with our Conflict Minerals Policy Statement. To that end, Adient will continue its efforts with its In-Scope Suppliers to improve the response rate and the completeness of the surveys. These efforts include:

■Directing suppliers to Adient’s Conflict Minerals Policy Statement, which emphasizes the responsible sourcing of Conflict Minerals;
■Striving to improve supplier awareness to identify potential risks at an early stage by improving our supplier training and sending out detailed feedback related to information received from suppliers;
■Following-up with suppliers that source Conflict Minerals from, or were identified as potentially sourcing from, smelters and refiners not participating in certification schemes;
■Striving to improve the effectiveness of the escalation process to enhance supplier communications and the quality of responses by addressing concerns related to customer buy arrangements to the affected customer;
■Enhancing our RCOI and due diligence measures, as well as the review process for existing and new suppliers included in the scoping guidelines;
■Working with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance; and
■Working with the RMI smelter engagement team to support their engagement and certification efforts.

VII. Determination

For RY 2021, Adient is unable to determine the mine or country of origin for each of its necessary Conflict Minerals or the facilities used to process Conflict Minerals in its supply chain with the greatest possible specificity due to either a lack of survey responses or inconclusive survey responses from its In-Scope Suppliers. As such, Adient is currently unable to determine conclusively whether all products manufactured, or contracted to be manufactured, by Adient in RY 2021 have been found to be free of necessary Conflict Minerals that directly or indirectly financed or benefited armed groups in the Covered Countries. These products include those identified in “Part III. Product Overview” above. See Appendix A for a list of smelters for each of the Conflict Minerals identified as part of Adient’s efforts and country of origin information.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this Report that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this Report other than statements of historical fact are statements that are, or could be, deemed “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of

1995. In this document, statements regarding Adient’s future plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties are difficult to predict accurately and may include (but are not limited to) regulatory changes and other developments relating to Conflict Minerals disclosures, changes in or developments related to Adient’s products or Adient’s supply chain, changes to Adient’s supplier base and industry developments relating to supply chain diligence, disclosure and other practices. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in its quarterly reports on Form 10-Q as well as other filings with the SEC, available at www.sec.gov. The forward-looking statements included in this Report are made only as of the date of this Report and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements.

Appendix A - Smelters by Mineral

The below smelter information refers to data available in the RMI smelter database in March 2022. Any changes to the RMI smelter database that took place after March 2022 are not covered.

List 1: Smelters and Refiners reported to have been included in Adient’s supply chain as of December 31, 2021:

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Gold Coast Refinery	GHANA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Caridad	MEXICO
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	JALAN & Company	INDIA
Gold	Sai Refinery	INDIA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Kundan Care Products Ltd.	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Industrial Refining Company	BELGIUM
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	African Gold Refinery	UGANDA
* Country names according to ISO 3166-1
Appendix A

List 2: Smelters and Refiners reported to have been included in Adient’s supply chain but identified as having ceased operation prior to December 31, 2021:

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
* Country names according to ISO 3166-1
Appendix A

Potential Countries of Origin of Conflict Minerals:

Argentina	Guinea	Sierra Leone
Australia	Guyana	South Africa
Austria	India	South Korea
Belgium	Indonesia	Spain
Benin	Japan	Swaziland
Bolivia	Laos	Sweden
Bolivia (Plurinational State of)	Madagascar	Taiwan, Province of China
Brazil	Malaysia	Tanzania*
Burundi*	Mexico	Thailand
Canada	Mongolia	Uganda
China	Mozambique	United Kingdom of Great Britain and Northern Ireland
Colombia	Myanmar	United States of America
Congo, Democratic Republic of the *	Namibia	Uzbekistan
Cuba***	Niger	Venezuela (Bolivarian Republic of)***
Ecuador	Nigeria	Vietnam
Eritrea	Peru	Zambia*
Ethiopia	Philippines	Zimbabwe
France	Portugal
Germany	Russian Federation**
Ghana	Rwanda

*	DRC and adjoining countries
**
Information from suppliers CMRTs identified JSC Ekaterinburg Non-Ferrous Metal Processing Plant (“JSC Ekaterinburg”) as a potential source of metals used by Adient’s third-party suppliers. Publicly available sources indicate that JSC Ekaterinburg was previously owned by a sanctioned Russian party. Adient previously prohibited its suppliers from sourcing materials from JSC Ekaterinburg, and none of the completed and accepted conflict minerals surveys returned by our suppliers indicated that they did so during this reporting period. The potential risk of sanctioned party sourcing is further diminished by newly available information indicating that JSC Ekaterinburg’s new owners are not subject to U.S. economic sanctions programs. As explained above, Adient does not knowingly source metals directly or indirectly from sanctioned countries or parties, does not conduct transactions with sanctioned countries or parties, and has robust economic sanctions screening procedures designed to prevent business with sanctioned countries or parties before it occurs. To the extent that Adient might have unknowingly received metals from JSC Ekaterinburg before its recent ownership change, these materials would have been substantially transformed before being sold to Adient or otherwise incorporated into finished products.

***
As explained above, Adient does not knowingly source directly or indirectly from sanctioned countries or parties. Nonetheless, we include Cuba and Venezuela in this list of potential countries of origin based on information obtained from RMI’s smelter database. RMI obtains the information appearing in that database from third-party sources that rely on information obtained from other, unrelated parties participating in highly-attenuated, multi-tiered global supply chains. It is also important to note that the information appearing in RMI’s smelter database identifies Venezuela within the “L1” risk-rating category, which includes over 120 jurisdictions including the United States. Adient further notes that Cuba is considered a low risk country under the applicable European Commission Conflict Minerals regulations. These facts further diminish the potential conflict minerals risks associated with the RMI smelter data used to prepare this summary.

Appendix A